AMENDMENT NUMBER 1
TO
THE CANADIAN PACIFIC RAILWAY COMPANY SECONDARY PENSION PLAN

EFFECTIVE JUNE 1, 2013:

1.	Section 5.02 is deleted in its entirety and replaced with the following:
“5.02    Payment of Contributions

(a)	A Member shall commence making contributions upon the commencement of their Pensionable Service.

(b)	Unless otherwise provided in this Plan, a Member shall make contributions for each calendar month of Pensionable Service.

(c)
A Member shall not be required to make contributions in respect of a period of Service that is not credited as Pensionable Service because of the effect of the Maximum Deemed Service provisions contained in Section 6.05, or because of the effect of the Maximum Pensionable Service provisions contained in Section 6.06.”

2.	Section 5.06 is deleted in its entirety and replaced with the following:

“5.06	Company Contributions to the Fund

(a)	The Company shall pay into the Fund from time to time such amounts as may be required in accordance with such tests and standards for solvency as are prescribed by the Act and the Regulations.

(b)	While the Plan remains in force, the Company is entitled, subject to the requirements of the Act and the Regulations,

(i)	to utilize any surplus assets to reduce any amounts the Company is required to pay into the Fund, or

(ii)	to withdraw any surplus assets from the Fund.”